UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2023

RE/MAX Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36101	80-0937145
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5075 South Syracuse Street

Denver, Colorado 80237

(Address of principal executive offices, including Zip code)

(303) 770-5531

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock $0.0001 par value per share	RMAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Statement

This Current Report on Form 8-K/A (the “Amendment”) amends the Current Report on Form RE/MAX Holdings, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on August 18, 2023 (the “Initial 8-K”). This Amendment is solely for the purpose of providing information regarding equity grants made after the Initial 8-K was filed.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in the Initial 8-K, the Company’s Board of Directors (the “Board”) appointed Leah Jenkins as Vice President and Chief Accounting Officer and as the Company’s principal accounting officer, effective August 18, 2023.

On September 7, 2023, the Compensation Committee of the Board (the “Committee”) granted Ms. Jenkins a performance-based restricted stock unit (“RSU”) award with a target of 2,324 RSUs. The award is scheduled to vest at the end of a three-year performance period of January 1, 2023 through December 31, 2025 and the number of shares ultimately received depends on the Company’s achievement of a specified revenue target over the performance period. The number of shares that could be issued ranges from 0 to 200% of the target number of RSUs and, if the minimum threshold conditions are not met, no shares will vest. For purposes of vesting, revenue during the performance period is the Company’s revenue as reported in its periodic filings with the SEC with pro-forma adjustments for extraordinary events as may be determined by the Committee in good faith. The award is subject to other terms and conditions as set forth in the applicable award forms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RE/MAX HOLDINGS, INC.

Date: September 11, 2023	By:	/s/ Karri Callahan
Karri Callahan
Chief Financial Officer